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                              EMPLOYMENT AGREEMENT


                  AGREEMENT dated as of August 1, 1998 between TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation (the "Employer" or the "Company"), and Ryan A. Brant (the "Employee").

                              W I T N E S S E T H :

                  WHEREAS, the Employer and Employee are parties to an Employment Agreement dated as of November 1, 1996 (the "Original Agreement");

                  WHEREAS, the Employer desires to continue to employ the Employee as its Chief Executive Officer and to be assured of his services as such on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

                  I. Term. Employer and Employee agree to terminate the Original Agreement. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a five-year period commencing effective as of the date of this Agreement (the "Effective Date") (such period being herein referred to as the "Initial Term," and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year"). After the Initial Term and on the last day of any Employment Year thereafter, this Agreement shall be automatically renewed for successive one year periods (each such period being referred to as a "Renewal Term"), unless, more than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, either the Executive or the Company gives written notice that employment will not be renewed ("Notice of Non-Renewal"), whereupon (i) if the Executive gives the Notice of Non-Renewal, the term of the Executive's employment shall terminate upon the expiration of the Initial Term or the then current Renewal Term, as the case may be, or (ii) if the Company gives the Notice of Non-Renewal or terminates this Agreement without Cause, the term of the Executive's employment shall be for a final five (5) year period (the "Final Renewal Term"), commencing effective at the date of the Notice of Non-Renewal, unless sooner terminated pursuant to Section VI hereof.





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                  II.  Employee Duties.

                           A.       During the term of this Agreement, the
Employee shall have the duties and responsibilities of Chief Executive Officer, reporting directly to the Board of Directors of the Employer (the "Board"). It is understood that such duties and responsibilities shall be reasonably related to the Employee's position.

                           B.       The Employee shall devote substantially all
of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company. The principal place of performance by the Employee of his duties hereunder shall be the Company's principal executive offices.

                  III. Compensation.

                           A.       During the term of this Agreement, the
Employer shall pay the Employee a salary (the "Salary") at a rate of $233,000 per annum in respect of each Employment Year, payable in equal installments bi-weekly, or at such other times as may mutually be agreed upon between the Employer and the Employee. The Salary shall be increased by 7.5% each year, commencing April 30, 1999, provided that the Company's net income per share for the one-year period then ended exceeds the Company's net income per share for the prior one-year period. Such Salary may be increased from time to time at the discretion of the Board.

                           B.       The Employee shall be paid a bonus equal to
$20,000 for each fiscal quarter, commencing with the fiscal quarter ending October 31, 1998; provided that the Company's net income per share in any such quarter exceeds the Company's net income per share in the comparable quarter for the prior year. The Employee shall also receive a bonus in the amount of $94,000 on May 1, 1999, provided that the Employee is still employed by the Company on such date. In addition, in partial consideration of the bonus which would have been payable to Employee under the terms of the Original Agreement, Employer shall forgive $84,659 of indebtedness owed to Employer and pay, on behalf of Employee, simultaneously with the execution of this Agreement, $175,000, representing the exercise price on a pre-tax basis of options to purchase 100,000 shares of Common Stock held by Employee.

                           C.       The Employee shall be entitled to receive
options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $5.875 per share. In addition, the Employee shall be entitled to receive options to purchase 175,000 shares of the Company's Common Stock each year, commencing July 31, 1999, at the then-current market price, provided that the Company's net income per share for the one-year period then ended exceeds the Company's net income per share for the prior one-year period.

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                           D.       The Employee shall be entitled to an
automobile allowance of $1,800 per month.

                           E.       In addition to the foregoing, the Employee
shall be entitled to such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded to him by the Board during or in respect of his employment hereunder.

                  IV.  Benefits.

                           A.       During the term of this Agreement, the
Employee shall have the right to receive or participate in all existing and future benefits and plans which the Company may from time to time institute during such period for its executive officers (the "Executive Officers") and for which the Employee is eligible. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary or any other obligation payable to the Employee pursuant to this Agreement.

                           B.       During the term of this Agreement, the
Employee will be entitled to the number of paid holidays, personal days off, paid vacation days and sick leave days in each calendar year as are determined by the Company from time to time. Such paid vacation may be taken in the Employee's discretion with the prior approval of the Employer, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

                  V. Travel Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer provided that such expenses are incurred in accordance with the Company's policies. If any such expenses are paid in the first instance by the Employee, the Employer shall reimburse him therefor on presentation of appropriate receipts for any such expenses.

                  VI.  Termination.

                           A.       Disability.  Employer may terminate this
Agreement for Disability. "Disability" shall exist if because of ill health, physical or mental disability, or any other reason beyond his control, and notwithstanding reasonable accommodations made by Employer, the Employee shall have been unable, unwilling or shall have failed to perform his duties under this Agreement, as determined in good faith by the Board for a period of 180 consecutive days, or if, in any 12-month period, the Employee shall have been unable or unwilling or shall have failed to

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perform his duties for a period of 270 or more business days, irrespective of whether or not such days are consecutive.

                           B.       Cause. Employer may terminate the Employee's
employment for Cause. Termination for "Cause" shall mean termination because of the Employee's (i) gross negligence on the part of the Employee, (ii) the engaging by Employee in criminal misconduct that causes material economic harm to Employer, (iii) a nonappealable conviction of the Employee of a felony, or
(iv) material breach of any provision of this Agreement. Items (i), (ii) and
(iv) of this subsection shall not constitute Cause unless Employer notifies the Employee thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Cause. Furthermore, if Employee's actions are curable, items (i), (ii) and (iv) of this subsection shall not constitute Cause unless the Employee fails to cure such matter within 60 days after such notice is sent or given under this Agreement. The Employee shall be permitted to respond and to defend himself before the Board or any appropriate committee thereof within a reasonable time after written notification of any proposed termination for Cause under items (i), (ii) or (iv) of this subsection.

                           C.       Without Cause. During the Term, Employer may
terminate the Employee's employment Without Cause, subject to the provisions of subsection VII D (Termination Without Cause or for Company Breach). Termination "Without Cause" shall mean termination of the Employee's employment by Employer other than termination for Cause or for Disability.

                           D.       Company Breach. The Employee may terminate
his employment hereunder for Company Breach. For purposes of this Agreement a "Company Breach" shall be deemed to occur in the event of a material breach of this Agreement by Employer, including without limitation any material reduction in the authority, duties and responsibilities that the Employee has on the Effective Date of this Agreement; provided, however, that the foregoing shall not constitute a Company Breach unless the Employee notifies Employer thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Company Breach, and unless Employer fails to cure such Company Breach within 60 days after such notice is sent or given under this Agreement.

                           E.       Change in Control. The Employee may
terminate his employment hereunder within 12 months of a Change in Control (defined below):

                                    (i)    "Change in Control" shall mean any of
                           the following:

                                            1.    any consolidation or merger of
                                    Employer in which Employer is not the

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                                    continuing or surviving corporation or
                                    pursuant to which shares of Employer's
                                    common stock would be converted into cash, securities or other property, other than a merger of Employer in which the holders of Employer common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                                            2. any sale, lease, exchange or
                                    other transfer (in one transaction or a
                                    series of related transactions) of all or substantially all of the assets of Employer;

                                            3. any approval by the stockholders
                                    of Employer of any plan or proposal for the liquidation or dissolution of Employer;

                                            4. the cessation of control (by
                                    virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who
                                    (x) at the date of this Agreement were
                                    directors or (y) become directors after the date of this Agreement and whose election or nomination for election by Employer's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

                                            5. (A) the acquisition of beneficial
                                    ownership ("Beneficial Ownership"), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of an aggregate of 20% or more of the voting power of Employer's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who Beneficially Owned less than 10% of the voting power of Employer's outstanding voting securities on the Effective Date of this Agreement, (B) the acquisition of Beneficial Ownership of an additional 5% of the voting power of Employer's outstanding voting securities by any person or group who Beneficially Owned at least 10% of the voting power of Employer's outstanding voting securities on the Effective Date of this Agreement, or (C) the execution by Employer and a stockholder of a

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                                    contract that by its terms grants such
                                    stockholder (in its, hers or his capacity as a stockholder) or such stockholder's Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 (an "Affiliate")) including, without limitation, such stockholder's nominee to the Board (in its, hers or his capacity as an Affiliate of such stockholder), the right to veto or block decisions or actions of the Board; provided, however, that notwithstanding the foregoing, the events described in items (A), (B) or (C) above shall not constitute a Change in Control hereunder if the acquiror is (aa) Ryan A. Brant or his Affiliates, (bb) a trustee or other fiduciary holding securities under an employee benefit plan of Employer, or one of its affiliated entities and acting in such capacity, (cc) a corporation owned, directly or indirectly, by the stockholders of Employer in substantially the same proportions as their ownership of voting securities of Employer of or (dd) a person or group meeting the requirements of clauses
                                    (i) and (ii) of Rule 13d-1(b)(1) under the Exchange Act of or (ee) in the case of an acquisition described in items (A) or (B) above (but not in the case of an acquisition described in item (C) above), any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; provided further, however, that none of the following shall constitute a Change in
                                    Control: (aa) the right of the holders of any voting securities of Employer to vote as a class on any matter or (bb) any vote required of disinterested or unaffiliated directors or stockholders including, without limitation, pursuant to Section 144 of the Delaware General Corporation Law or Rule 16b-3 promulgated pursuant to the Exchange Act.

                                            6. subject to applicable law, in a
                                    Chapter 11 bankruptcy proceeding, the
                                    appointment of a trustee or the conversion of a case involving Employer to a case under Chapter 7.

                           F.       Without Good Reason. During the Term, the
Employee may terminate his employment Without Good Reason.
Termination "Without Good Reason" shall mean termination of the

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Employee's employment by the Employee other than termination for Company Breach.

                           G.       Explanation of Termination of Employment.
Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within thirty (30) days after notification that the Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation (the "Explanation of Termination of Employment"), which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Disability (if Employer has terminated the Agreement) or for Company Breach, upon a Change in Control or Without Good Reason (if the Employee has terminated the Agreement).

                           H.       Date of Termination.  "Date of Termination
shall mean the date on which Notice of Termination is sent or given under this Agreement.

                  VII.     Compensation During Disability or Upon Termination.

                           A.       During Disability.  During any period that
the Employee fails to perform his duties hereunder because of ill health, physical or mental disability, or any other reason beyond his control, he shall continue to receive his full Salary and benefits pursuant to Sections III and IV (Compensation and Benefits) until the Date of Termination.

                           B.       Termination for Disability. If Employer
shall terminate the Employee's employment for Disability, the Employee shall be paid, in equal monthly installments, 100% of his Salary, at the rate in effect at the time Notice of Termination is given, for one year, and thereafter for one additional year at an annual rate equal to 50% of the Salary which would have been in effect under this Agreement, plus, in each case, any disability payments otherwise payable by or pursuant to plans provided by the Employer to its Executive Officers. To the extent physically and mentally capable of so doing without potentially impairing or damaging his health, the Employee shall provide consulting services to the Employer during the period that he is receiving payments pursuant to this Section VII(B).

                           C.       Termination for Cause or Without Good
Reason. If Employer shall terminate the Employee's employment for Cause or if the Employee shall terminate his employment Without Good Reason, then Employer's obligation to pay Salary and benefits pursuant to Sections III and IV (Compensation and Benefits) shall terminate, except that Employer shall pay the Employee his accrued but unpaid Salary and benefits pursuant to

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Sections III and IV (Compensation and Benefits) through the Date of Termination.

                           D.       Termination Without Cause or for Company
Breach. If Employer shall terminate the Employee's employment Without Cause or if the Employee shall terminate his employment for Company Breach, then Employer shall pay to the Employee, as severance pay in a lump sum on the 15th day following the Date of Termination, the following amounts:

                                    (i)  his then-unpaid Salary through the Date
                           of Termination at the rate in effect as of the Date of Termination; and

                                    (ii) in lieu of any further Salary for
                           periods subsequent to the Date of Termination, an amount equal to the product of (A) the sum of the Employee's Salary at the rate in effect as of the Date of Termination, plus the average bonus paid to the Employee during the preceding two fiscal quarters (or such shorter period for which any bonus has been paid), divided by 365, and multiplied by (B) the number of days from the Date of Termination to July 31, 2003.

                  If the Employee terminates his employment for Company Breach based upon a material reduction by Employer of the Employee's Salary, then for purposes of this subsection VII (D) (Termination Without Cause or for Company Breach), the Employee's Salary as of the Date of Termination shall be deemed to be the Employee's Salary immediately prior to the reduction that the Employee claims as grounds for Company Breach.

                           E.       Termination Upon a Change in Control. If
the Employee terminates his employment after a Change in Control pursuant to subsection VI (E) (Change in Control), then Employer shall pay to the Employee as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within 15 days after termination, an amount equal to 2.99 times the Employee's "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of 1986); provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the Employee has the right to receive from Employer, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Employee under any plan for the benefit of employees, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Employee of a parachute payment. The determination of the

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amount of the payment described in this subsection shall be made by Employer's independent auditors.

                           F.       Employee Benefits. Unless Employer
terminates the Employee's employment for Cause or the Employee terminates his employment Without Good Reason, Employer shall maintain in full force and effect (to the extent consistent with past practice), for the continued benefit of the Employee and, if applicable, his wife and children, the employee benefits set forth in section IV (Benefits) above that he was entitled to receive immediately prior to the Date of Termination (subject to the general terms and conditions of the plans and programs under which he receives such benefits) for the balance of the Term or for the period provided for under the terms and conditions of such plans and programs, whichever is longer, provided that his continued participation or, if applicable, the participation of his wife and children, is possible under the general terms and conditions of such plans and programs.

                           G.       No Mitigation. The Employee shall not be
required to mitigate the amount of any payment provided for in this Section VII (Compensation During Disability or Upon Termination) by seeking other employment or otherwise.

                  VIII. Death of Employee. If the Employee dies prior to the expiration of this Agreement, the Employer shall pay to such person as he shall designate in writing filed with the Employer, or if no such person shall be designated, to his estate as a lump sum benefit, his full Salary to the date of his death in addition to any payments to the Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Employer, and such payments shall, assuming the Employer is in compliance with the provisions of this Agreement, fully discharge the Employer's obligations with respect to this Section VIII of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

                  IX.  Confidentiality; Noncompetition.

                           A.       The Employer and the Employee acknowledge
that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the

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public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section IX(a), including, but not limited to, information relating to:
trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during or for a period of one year after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret at any time during or after the termination of employment.

                           B.      The Employee hereby agrees that he shall not,
during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's principal business activities. Notwithstanding the foregoing, Employee shall be permitted to own (as a passive investment) not more than 5% of any class of securities which is publicly traded; provided, however that said 5% limitation shall apply to the aggregate holdings or Employee and those of all other persons and entities with whom Employee has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities.

                           C.      The Employee hereby agrees that he shall not,
during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

                           D.      For purposes of clarification, but not of
limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs IX(B) and (C) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing,

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soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

                           E.       Upon the termination of the Employee's
employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

                           F.       1.  The Employee agrees that all processes,
technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

                                    2.  If any Invention is described in a
patent application or is disclosed to third parties, directly or indirectly, by the Employee within two years after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

                                    3.  The Employee agrees that he will not
assert any rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                           G.       The Company shall be the sole owner of all
products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear

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of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

                           H.      The parties hereto hereby acknowledge and
agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section IX, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

                           I.      The parties hereto hereby acknowledge that,
in addition to any other remedies the Company may have under Section IX(H) hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of Section 10, and the Employee hereby agrees to account for any pay over such Benefits to the Company.

                           J.      Each of the rights and remedies enumerated in
Section IX(H) and IX(I) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           K.      If any provision contained in this Section 10
is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                           L.      If any provision contained in this Section 10
is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

                           M.      It is the intent of the parties hereto that
the covenants contained in this Section IX shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee

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hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section IX shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                  X. Indemnification. The Employer shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee, officer or director of the Company, whether or not he continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Employer. The foregoing indemnification obligation is independent of any similar obligation provided in the Employer's Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the Effective Date, and to matters attributable to his employment hereunder, without regard to when asserted.

                  XI. General. This Agreement is further governed by the following provisions:

                           A.       Notices.  All notices relating to this
Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

                  To the Employer:

                           Take-Two Interactive Software, Inc.
                           575 Broadway
                           New York, New York  10012


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



                  To the Employee:

                           Ryan A. Brant



                  With, in either case, a copy in the same manner to:

                           Tenzer Greenblatt LLP
                           405 Lexington Avenue
                           New York, New York  10174

                           B.       Parties in Interest.  Employee may not
delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                           C.       Entire Agreement.  This Agreement supersedes
any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

                           D.       Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

                           E.       Warranty.  Employee hereby warrants and
represents as follows:

                                    1.      That the execution of this Agreement
and the discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties.

                                    2.      Employee has ideas, information and
know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

                           F.       Severability.  In the event that any term or
condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                           G.       Execution in Counterparts.  This Agreement
may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                       /s/ Ryan A. Brant
                                    -----------------------------------
                                             Ryan A. Brant



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